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                       SECURITIES AND EXCHANGE COMMISSION


                             WASHINGTON, D.C. 20549


                                    FORM 8-K


                                 CURRENT REPORT


                       PURSUANT TO SECTION 13 OR 15(D) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

                                  June 4, 1996
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                Date of Report (Date of earliest event reported)





                               BLYTH HOLDINGS INC.
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             (Exact name of Registrant as specified in its charter)


                                    Delaware
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                 (State or other jurisdiction of incorporation)


                 0-16449                               94-3046892
    --------------------------------      -------------------------------------
          (Commission File No.)           (IRS Employer Identification Number)

                          989 East Hillsdale Boulevard
                             Foster City, CA   94404
                                 (415) 571-0222
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                    (Address of Principal Executive Offices)


                                 Not Applicable
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          (Former name or former address, if changed since last report)



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Item 5.        OTHER EVENTS

     Effective as of June 4, 1996, Blyth Holdings Inc. (the "Company") issued an aggregate of $7.35 million principal amount of 8% Convertible Debentures due June 3, 1999 (the "Debentures") pursuant to Subscription Agreements dated as of June 4, 1996. The following is a brief description of some of the terms of the Debentures and Subscription Agreements.

     Conversion: The principal and any accrued interest on the Debentures are generally convertible into Common Stock at a conversion price equal to the lesser of (i) $3.75 (the "Fixed Conversion Price"), or (ii) 85% of the average closing bid price of the Company's Common Stock for the five trading days immediately preceding the date of conversion. One third of the Debentures may be converted at the option of the holder beginning forty-five (45) days following June 4, 1996, another one-third of such amount may be converted beginning 30 days thereafter and another one-third of such amount may be converted beginning an additional 30 days thereafter. Any Debentures outstanding three years after June 4, 1996 will be automatically converted into Common Stock. However, the holders of Debentures may, at their option, convert all of their Debentures beginning 45 days after June 4, 1996 at a conversion price equal to the average closing bid price of the Company's Common Stock on the five trading days immediately prior to conversion.

     Redemption: In certain circumstances the Company has the right to redeem Debentures submitted for conversion at a price which represents the premium of the closing bid price of the Company's Common Stock on the date the Debenture is submitted for conversion over the conversion price for the Debentures. The Company also has the right to redeem, with a minimum of at least $1.5 million aggregate principal amount of Debentures redeemed, at a premium to the amount of principal and interest of any redeemed Debentures.

     Penalties: Under the terms of the Subscription Agreements and the Debentures, the Company is obligated to convert a Debenture submitted for conversion within a stated period from the date the Debenture is submitted. If the Company fails to convert a Debenture within 5 business days of the date of submission of a Debenture for conversion, the Company will be liable for daily penalties of up to $100 per day for each $10,000 principal amount of Debentures not converted. In addition, if the Company does not have sufficient authorized Common Stock at the time a Debenture is submitted for conversion to permit the conversion, the Company will be liable for a penalty of up to 24% additional interest until such time as the Company has sufficient authorized Common Stock to effect a conversion. The Company believes it has reserved a


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sufficient amount of Common Stock to effect the conversion of the Debentures.
However, because the conversion rate of the Debentures is based upon market price for the Company's Common Stock at the time of conversion, fluctuations in the price of the Company's Common Stock could require the Company to issue more Common Stock than it has currently reserved and authorized.

     The Debentures were issued pursuant to Regulation S promulgated under the Securities Act of 1933, as amended in a private offering to persons other than U.S. persons as defined in Rule 902 thereunder.

     Swartz Investments, Inc. acted as Placement Agent in connection with the transaction. In consideration of such services, the Company paid to Swartz a fee of $514,500 and delivered warrants to purchase an aggregate of 137,200 shares of the Company's Common Stock at an exercise price of $3.75.


Item 7.        FINANCIAL STATEMENTS AND EXHIBITS

     (c)  EXHIBITS

          None

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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              BLYTH HOLDINGS INC.



                              By: /s/ MICHAEL J. MINOR
                                 -------------------------------
                                   Michael J. Minor
                                   Chief Executive Officer

                              Dated:  June 17, 1996


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                                   SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              BLYTH HOLDINGS INC.



                              By:
                                 -------------------------------
                                   Michael J. Minor
                                   Chief Executive Officer

                              Dated:  June 17, 1996